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                                                             Exhibit 99(b)(1)(b)
                                    VIAD CORP
                   FIRST AMENDMENT DATED AS OF AUGUST 1, 1997
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

         This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of August 1, 1997 and entered into by and among VIAD CORP, a Delaware corporation (formerly, Dial Corp, hereinafter the "Borrower"), the banks (the "Banks") listed on the signature pages hereof, CITICORP USA, INC., as administrative agent for the Banks hereunder (in such capacity, the "Administrative Agent") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as documentation agent for the Banks hereunder (in such capacity, the "Documentation Agent"; the Administrative Agent and the Documentation Agent being referred to herein together as the "Agents"), and is made with reference to the Amended and Restated Credit Agreement dated as of July 24, 1996 (the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

         WHEREAS, the Borrower has requested that the provisions restricting liens on accounts receivable resulting from the sale of such accounts receivable be amended as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO SECTIONS 1.01 AND 5.02 OF THE CREDIT AGREEMENT.

1.1. AMENDMENT TO SECTION 1.01. CERTAIN DEFINED TERMS.

                  Section 1.1 of the Credit Agreement is hereby amended by adding the following definition, which shall be inserted in appropriate alphabetical order:

                  "'TEC' means Travelers Express, Inc., a Subsidiary of the Borrower."

1.2. AMENDMENT TO SECTION 5.02. NEGATIVE COVENANTS.

                  A. Clause (ii) of subsection 5.02(a) of the Credit Agreement is hereby amended by deleting such clause in its entirety and substituting the following therefor:

                  "(ii) Liens on accounts receivable or general intangibles resulting from the sale of such accounts receivable or general intangibles by the Borrower or a Subsidiary of the Borrower (other than TEC or a
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                  Subsidiary of TEC) so long as, at any time, the aggregate
                  outstanding amount of cash advanced to the Borrower or such Subsidiary, as the case may be, and attributable to the sale of such accounts receivable or general intangibles does not exceed $150,000,000;"

                  B. Subsection 5.02(a) of the Credit Agreement is hereby further amended by renumbering clauses (iii)-(v) as clauses (iv)-(vi) and adding a new clause (iii) thereto to read in its entirety as follows:

                  "(iii) Liens on accounts receivable or general intangibles resulting from the sale of such accounts receivable or general intangibles by TEC or a Subsidiary of TEC;"

                  C. Subsection 5.02(a) is hereby further amended by renumbering clause (vi) as clause (vii) and deleting the phrase ""(i), (iii) or
         (iv)" in the place in which it appears in such subsection and substituting the phrase "(i), (ii), (iv) or (v)" therefor.

                  D. Subsection 5.02(a) is hereby further amended by renumbering clause (vii) thereof as clause (viii) and changing the number "(vi)" in the place in which it appears in-such subsection to "(vii").

         SECTION 2. BORROWER'S REPRESENTATIONS AND WARRANTIES.

         To induce the Banks to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Bank that the following statements are true, correct and complete:

         A. CORPORATE POWER AND AUTHORITY. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement, as amended by this Amendment (the "Amended Agreement").

         B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the consummation of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

         C. NO CONFLICT. The execution and delivery by the Borrower of this Amendment and the consummation by the Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower-or its Subsidiaries, the certificate of incorporation or bylaws of the Borrower or any order, judgment or decree of any court or other agency of government binding on the Borrower or its Subsidiaries,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or
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both) a default under any material contractual restriction of the Borrower or its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Borrower or its Subsidiaries (other than the parties hereto).

         D. GOVERNMENTAL CONSENTS. The execution and delivery by the Borrower of this Amendment and the consummation by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         E. BINDING OBLIGATION. This Amendment has been duly executed and delivered by the Borrower and this Amendment and the Amended Agreement are the legally valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by principles of equity and commercial reasonableness.

         F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4.01 of the Credit Agreement are true, correct and complete in all material respects to the same extent as though made on and as of the date hereof, except as provided above or to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would, upon the giving of notice, the passage of time, or otherwise, constitute an Event of Default.

         SECTION 3. CONDITIONS TO EFFECTIVENESS.

         Section 1 of this Amendment shall become effective on the first date on which all of the following conditions precedent shall have been satisfied (such date being referred to herein as the "Amendment Effective Date"):

         A. On or before the Amendment Effective Date, the Borrower shall deliver to the Banks (or to the Agents with sufficient originally executed copies, where appropriate, for each Bank and its counsel) the following, each, unless otherwise noted, dated the Amendment Effective Date:

                  1. Signature and incumbency certificates of its officers executing this Amendment; and
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                  2. Executed copies of this Amendment.

         B. On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agents, acting on behalf of the Banks, and their counsel shall be satisfactory in form and substance to the Agents and such counsel, and the Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agents may reasonably request.

         SECTION 4. MISCELLANEOUS.

         A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the date this Amendment becomes effective in accordance with its terms, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of, any right, power or remedy of the Agents or any Bank under, the Credit Agreement.

         B. FEES AND EXPENSES. The Borrower acknowledges that all costs, fees and expenses as described in Section 8.04 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

         C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CON8TRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE 8TATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such
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counterparts together shall constitute but one and the same instrument;
signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective as of the date hereof upon the execution and delivery of a counterpart hereof by the Borrower, the Agents and the Banks.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              VIAD CORP, a Delaware corporation

                              By:  /s/  Ronald G. Nelson
                                        Vice President-Finance &
                                        Treasurer

                              CITICORP USA, INC., as
                              Administrative Agent

                              By:  /s/  J. Gregory Davis
                                        Attorney-in-Fact

                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as
                              Documentation Agent

                              By:  /s/  Robert Troutman
                                        Managing Director

                              CITICORP USA, INC.

                              By:  /s/  J. Gregory Davis
                                        Attorney-in-Fact

                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION

                              By:  /s/  Robert Troutman
                                        Managing Director

                              Bank of Montreal

                              By:  /s/  B.A. Blucher
                                        Senior Vice President

                              THE CHASE MANHATTAN BANK

                              By:  /s/  Timothy J. Storms
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                                        Managing Director

                              CIBC INC.

                              By:  /s/  Carter W. Harned
                                        Associate, CIBC Wood
                                        Gundy Securities Corp.,
                                        AS AGENT

                              NATIONSBANK OF TEXAS, N.A.

                              By:  /s/  Frank M. Johnson
                                        Senior Vice President

                              ROYAL BANK OF CANADA

                              By:  /s/  Tom J. Oberaigner
                                        Manager

                              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK

                              By:  /s/  Robert Bottamedi
                                        Vice President

                              NBD BANK, N.A.

                              By:  /s/  Mark A. Isley
                                        FVP

                              THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED, LOS ANGELES AGENCY

                              By:  /s/  Wataru Ogawa
                                        Joint General Manager

                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK BRANCH

                              By:  /s/  Michael F. McWalters
                                        Managing Director

                              By:  /s/  Cathy Ruhland
                                        Vice President

                              THE LONG-TERM CREDIT BANK OF JAPAN
                              LTD., LOS ANGELES AGENCY
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                              By:  /s/  Koh Takemoto
                                        General Manager

                              MELLON BANK, N.A.

                              By:  /s/  L.C. Ivey
                                        Vice President

                              THE NORTHERN TRUST COMPANY

                              By:  /s/  John E. Burda
                                        Second Vice President

                              UNION BANK OF CALIFORNIA

                              By:  /s/  Cary Moore
                                        Vice President

                              WELLS FARGO BANK, N.A. (FORMERLY
                              WELLS FARGO BANK OF ARIZONA,
                              NATIONAL ASSOCIATION)

                              By:  /s/  Steve Newell
                                        AVP

                              By:  /s/  Tod Wuertz
                                        AVP